UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 31, 2017

Commercial Metals Company

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-4304	75-0725338
(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd. Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2017, Commercial Metals Company (the “Company”) announced that (i) effective August 31, 2017, Joe Alvarado would retire as Chief Executive Officer; (ii) effective September 1, 2017, Barbara Smith would assume the role of Chief Executive Officer (in addition to continuing in her role as President); and (iii) Mr. Alvarado would continue to serve as Chairman of the Board through the Company’s annual meeting of stockholders on January 10, 2018.

Amendment of Terms and Conditions of Employment

In connection with Ms. Smith’s appointment as Chief Executive Officer of the Company, Ms. Smith and the Company entered into that certain Fourth Amendment to Terms and Conditions of Employment, dated as of August 31, 2017 (the “Fourth Amendment”), which amends the Terms and Conditions of Employment, dated as of May 3, 2011, by and between Ms. Smith and the Company, as previously amended as of May 29, 2015, January 18, 2016 and November 28, 2016. The Fourth Amendment, which becomes effective on September 1, 2017, provides for, among other things, the following: (i) Ms. Smith’s new title, (ii) Ms. Smith’s duties and responsibilities as President and Chief Executive Officer, (iii) the appointment of Ms. Smith to the Company’s Board of Directors effective September 1, 2017 and (iv) an increase in Ms. Smith’s minimum annual base salary to $950,000.

The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Equity Grants

In addition, in connection with Ms. Smith’s appointment as Chief Executive Officer of the Company, a one-time grant will be made to Ms. Smith under the Company’s 2013 Long-Term Equity Incentive Plan (the “Plan”), effective September 1, 2017, to reflect an increase in Ms. Smith’s long-term incentive opportunity that is commensurate with her new position. As part of the one-time grant, Ms. Smith will receive a restricted stock unit (“RSU”) award valued at $618,750.00 as of the grant date of September 1, 2017 (the “Grant Date”) and a one-time performance stock unit (“PSU”) award with a target value of $618,750.00 as of the Grant Date. One-third of the RSUs will vest on each of September 1, 2018, September 1, 2019 and September 1, 2020, so long as Ms. Smith remains employed by the Company on such date and certain other conditions are satisfied, and such RSUs will be settled in shares of Company common stock. The PSUs will vest at the end of a multi-year performance period, which will begin on September 1, 2017 and end on August 31, 2020, to the extent the applicable performance and other conditions are satisfied and Ms. Smith remains employed by the Company through such date, and the PSUs will be settled in shares of Company common stock.

Retirement Agreement

In connection with his retirement, Mr. Alvarado and the Company entered into that certain Retirement Agreement, dated August 31, 2017 (the “Retirement Agreement”), pursuant to which Mr. Alvarado retired effective August 31, 2017 (the “Retirement Date”). Except as provided in the Retirement Agreement, the Retirement Agreement supersedes that certain Employment Agreement, dated April 16, 2010, by and between Mr. Alvarado and the Company, as amended from time to time, and that certain Executive Employment Continuity Agreement, dated April 19, 2010, by and between Mr. Alvarado and the Company.

The Retirement Agreement provides that, in consideration of Mr. Alvarado’s release and waiver of claims and his agreement to comply with the restrictive covenants, including confidentiality, non-competition, non-solicitation and other obligations referenced in the Retirement Agreement, the Company agreed, among other things, that Mr. Alvarado will be entitled to: (i) a lump sum payment in the gross amount of $326,923; (ii) Mr. Alvarado’s annual performance bonus for the 2017 fiscal year based on the formulaic calculation in the Company’s Annual Performance Bonus Program, as approved by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”); and (iii) a grant of RSUs pursuant to the terms of the Plan with respect to shares of Company common stock having a Fair Market Value (as defined in the Plan) of $4,750,000, which shall become vested and settled on the third anniversary of their grant date, provided that Mr. Alvarado satisfies his obligations under the Retirement Agreement in all material respects.

Also in consideration of Mr. Alvarado’s release and waiver of claims and his agreement to comply with the restrictive covenants and other obligations referenced in the Retirement Agreement, and as approved by the Compensation Committee, the equity awards held by Mr. Alvarado became vested and payable as follows: (i) 295,157 outstanding time-vested RSUs granted on October 27, 2014, October 26, 2015 and October 24, 2016 became fully vested on the Retirement Date and the related shares of Company common stock shall be issued to Mr. Alvarado and (ii) 263,773 PSUs, which is a prorated portion of the 447,596 outstanding PSUs granted on October 27, 2014, October 26, 2015 and October 24, 2016 became vested on the Retirement Date, determined by calculating the number of PSUs that are earned based solely on the Company’s performance through August 31, 2017, as certified by the Compensation Committee, and multiplying the number of such earned PSUs by a ratio, the numerator of which is the number days in the applicable performance period prior to and including the Retirement Date and the denominator of which is the total number of days in the applicable performance period. Shares of Company common stock relating to such vested PSUs shall be issued to Mr. Alvarado within 60 days after the Retirement Date.

The foregoing description of the Retirement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Retirement Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description of Exhibit

10.1	Fourth Amendment to Terms and Conditions of Employment, dated as of August 31, 2017, by and between Barbara R. Smith and Commercial Metals Company.

10.2	Retirement Agreement, dated August 31, 2017, by and between Joseph Alvarado and Commercial Metals Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY

Date: September 1, 2017
	By:	/s/ Paul K. Kirkpatrick
	Name:	Paul K. Kirkpatrick
	Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Fourth Amendment to Terms and Conditions of Employment, dated as of August 31, 2017, by and between Barbara R. Smith and Commercial Metals Company.

10.2	Retirement Agreement, dated August 31, 2017, by and between Joseph Alvarado and Commercial Metals Company.

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